As filed with the Securities and Exchange Commission on November 17, 2010.
Registration No. 333-137629

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
The J. M. Smucker Company
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-0538550 (I.R.S. Employer Identification No.)
One Strawberry Lane, Orrville, Ohio 44667
(Address of Principal Executive Offices Including Zip Code)
The J. M. Smucker Company 2006 Equity Compensation Plan
(Full Title of the Plan)
Jeannette L. Knudsen, Esq.
Vice President, General Counsel and Corporate Secretary
The J. M. Smucker Company
One Strawberry Lane
Orrville, Ohio 44667
(330) 682-3000
(Name, Address and Telephone Number of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (“Post-Effective Amendment”) is filed in order to deregister certain common shares, without par value per share (“Common Shares”), issuable under The J. M. Smucker Company 2006 Equity Compensation Plan (the “2006 Plan”), which Common Shares were registered under a Registration Statement on Form S-8 (File No. 333-137629) filed by The J. M. Smucker Company (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and becoming effective on September 28, 2006 (the “Prior Registration Statement”).
     At the Annual Meeting of Shareholders of the Registrant held on August 18, 2010, the Registrant’s shareholders approved The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan (the “2010 Plan”), which provides, among other things, that Common Shares available for awards under the 2006 Plan on November 7, 2010 shall become available for issuance or transfer under the 2010 Plan. As of November 7, 2010, there were 654,124.2979 Common Shares that were available for awards under the 2006 Plan that are now available for issuance under the 2010 Plan (such shares, the “Carried Forward Shares”).
     The Registrant is concurrently filing a separate Registration Statement on Form S-8 to register for issuance under the 2010 Plan (1) the Carried Forward Shares and (2) 7,000,000 additional Common Shares. This Post-Effective Amendment is hereby filed to reflect that, following the date hereof, the Carried Forward Shares may not be issued under the 2006 Plan and to deregister the Carried Forward Shares under the Prior Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orrville, state of Ohio, on this 17th day of November, 2010.

THE J. M. SMUCKER COMPANY
By:	/s/ Jeannette L. Knudsen
Jeannette L. Knudsen
Vice President, General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 17, 2010	*
Timothy P. Smucker
Chairman of the Board and Co-Chief Executive Officer, and Director (Principal Executive Officer)

Date: November 17, 2010	*
Richard K. Smucker
Executive Chairman, President and Co-Chief Executive Officer, and Director (Principal Executive Officer)

Date: November 17, 2010	*
Mark R. Belgya
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: November 17, 2010	*
John W. Denman
Vice President and Controller (Principal Accounting Officer)

Date: November 17, 2010	*
Vincent C. Byrd
Director

Date: November 17, 2010	*
R. Douglas Cowan
Director

Date: November 17, 2010	*
Kathryn W. Dindo
Director

Date: November 17, 2010	*
Paul J. Dolan
Director

Date: November 17, 2010	*
Nancy Lopez Knight
Director

Date: November 17, 2010	*
Elizabeth Valk Long
Director

Date: November 17, 2010	*
Gary A. Oatey
Director

Alex Shumate
Director

Mark T. Smucker
Director

Date: November 17, 2010	*
William H. Steinbrink
Director

Paul Smucker Wagstaff
Director

*	This Registration Statement has been signed on behalf of the above officers and directors by M. Ann Harlan, as attorney-in-fact, pursuant to a power of attorney previously filed with the Commission.

DATED: November 17, 2010	By:	/s/ M. Ann Harlan
M. Ann Harlan
Attorney-in-Fact

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